SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-BKF CAPITAL PARTNERS

                    GAMCO INVESTORS, INC.
                                 8/18/03            2,000            21.1475
                                 8/18/03            2,000            21.1750
                                 8/12/03            2,000            20.9500
                                 8/12/03            1,000            20.9100


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.